UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
February 28, 2007

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:0-17733

West Virginia	55-0169957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee recommended, and the Board of Directors of City Holding Company (the “Company”) approved, on February 28, 2007, the 2007 salary and 2006 bonus and incentive compensation for the Company’s executive officers, including the Company’s principal executive officer and the Company’s principal financial officer. The schedule below indicates the 2007 salary for each of the Company’s executive officers.

Name	Title	2006 Base Salary	2007 Base Salary
Charles R. Hageboeck	President & CEO	$325,000	$360,000
David L. Bumgarner	Chief Financial Officer	$140,000	$152,500
Craig G. Stilwell	Executive Vice President, Retail Banking	$200,000	$212,000
John A. DeRito	Executive Vice President, Commercial Banking	$178,000	$186,000
John W. Alderman III	Senior Vice President and Chief Corporate Counsel	$166,870	$170,000

The schedule set forth below indicates the 2006 bonus and incentive compensation for each of the Company’s executive officers:

Name	2006 Incentive Compensation	2006 Bonus	Total Incentive and Bonus
Charles R. Hageboeck	$165,041	$60,000	$225,041
David L. Bumgarner	$ 40,425	$21,825	$ 62,250
Craig G. Stilwell	$116,840	$32,000	$148,840
John A. DeRito	$ 83,235	$28,745	$111,980
John W. Alderman III	$ 36,412	$36,412	$ 72,824

Restricted Stock.

Restricted stock was awarded to certain of the executive officers. The recipients of these awards may vote and receive dividends on the shares, whether vested or not, but may not sell the shares or use them for collateral for any borrowing unless and until they are vested. All of the restricted stock awards are of City Holding Company Common Stock, par value $2.50. The market price on the date of grant, February 28, 2007, was $39.34 per share.

Stock Options.

Stock options were awarded to certain of the executive officers. The exercise price of all options was the market price as of the date of grant, February 28, 2007. All of the options awarded are exerciseable for shares of City Holding Company Common Stock, par value $2.50 per share. The issuer made grants on similar terms in previous years although expiration dates and vesting periods varied.

The table below sets forth the number of shares of restricted stock and shares issuable upon the exercise of stock options awarded to each of the Company’s executive officers:

Name	Stock Options Awarded	Restricted Shares Awarded
Charles R. Hageboeck	37,500	--
David L. Bumgarner	--	2,500
Craig G. Stilwell	10,000	--
John A. DeRito	--	2,500
John W. Alderman III	--	1,500

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the regularly scheduled meeting of the Board of Directors of the Company held on February 28, 2007, Article IV of Company’s Bylaws were amended to permit the Company to issue securities not represented by certificates in accordance with NASDAQ Rule 4350(l), which requires securities listed on NASDAQ to be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Exchange Act. Such amendment is effective upon adoption by the Board of Directors on February 28, 2007, and a complete copy of the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3(k) and incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events.

On February 28, 2007, the Company’s Board of Directors, based upon the recommendation of its Compensation Committee, approved an award of 400 shares of Company Common Stock, par value $2.50, to each non-employee director of the Company on December 31, 2006 and 300 shares of Company Common Stock, par value $2.50, to its vice-chairman, Samuel M. Bowling. The market price on the date of grant, February 28, 2007, was $39.34 per share.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3(k)	Amendment to Bylaws

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: February 28, 2007	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer